EXHIBIT 5.18

CONSENT OF AMC MINING CONSULTANTS (CANADA) LTD.

AMC Mining Consultants (Canada) Ltd. (“AMC”), as a company whose principal business is providing engineering or geoscientific services, and whose business gives authority to a statement made by the company, hereby consents to (i) the filing of the written disclosure regarding:

•	the Technical Report, Skouries Project, Greece, effective January 22, 2022, originally prepared by Gary Methven; and
•	other information pertaining to this project

and (ii) the references to AMC’s name in connection with the preparation and review of the scientific or technical information contained in the short form base shelf prospectus and under the caption “Interest of Experts” in the short form base shelf prospectus, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

AMC Mining Consultants (Canada) Ltd. /s/ John Morton Shannon
Name: John Morton Shannon, P.Geo
Date: May 18, 2023	Authorized Signatory